UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2013

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA 22310
(Address of Principal Executive Offices and Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 12, 2013, the Board of Directors of VSE Corporation (the "Board") elected former Postmaster General Jack Potter, as a member of the Board, effective January 1, 2014. The Board will then be composed of nine members. The Board also appointed Mr. Potter to serve as a member on its Nominating and Corporate Governance Committee.

    Mr. Potter served 10 years as Postmaster General, where he managed an organization with more than 500,000 employees, 35,000 post offices across the country and 200,000 postal service vehicles, the largest civilian vehicle fleet in the world. Mr. Potter spearheaded initiatives to transform the USPS and ensure its success in a modern digital age and maintained the Postal Service's place as one of the top 10 most trusted corporations in America. Since July 2011, Mr. Potter has served as the President and CEO of the MWAA. MWAA operates Ronald Reagan Washington National and Washington Dulles International Airports, which serves more than 40 million passengers annually, and oversees the 23-mile, $6 billion Dulles Corridor Metrorail Project.

    A copy of the December 12th, 2013 press release announcing the election of Mr. Potter is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this press release shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

    Exhibit
    Number

    99.1  Press release issued by VSE Corporation on December 12, 2013 announcing the election of former Postmaster General Jack Potter to the VSE Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: December 12, 2013	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary